Exhibit 16.1

July 8,2002


Securities and Exchange Commission
Washington, DC 20549

Re:      RECLAMATION CONSULTING AND APPLICATIONS, INC.
         File No. 000-29881

Dear Sir or Madam:

We have read Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K/A, Amendment No. 1 of RECLAMATION CONSULTING AND APPLICATIONS, INC. dated July 8, 2002. We agree with the statements contained therein, including that we are no longer the Independent Certified Public Accountants for any future Securities Act of 1933 and Securities Exchange Act of 1934 filings.

Very truly yours,


/s/ Stuart Rubin, CPA
    ---------------------
    Stuart Rubin, CPA